UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________

FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2018
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2018, upon the approval of the Compensation Committee and the Board of Directors (the “Board”) of DXC Technology Company (the “Company”), the Company agreed to extend the term of employment under the employment agreement between the Company and J. Michael Lawrie, the Company’s Chairman, President and Chief Executive Officer (“CEO”), originally dated February 7, 2012, as amended (the “CEO Employment Agreement”).

The term of employment under the CEO Employment Agreement was scheduled to end on March 31, 2019, unless the parties mutually agreed to an annual extension not less than 6 months prior to the end of the Company’s 2019 fiscal year. As extended by the Board, the term of employment under the CEO Employment Agreement will now end on the earlier of (i) March 31, 2020, or (ii) the date of termination of the CEO’s employment in accordance with the CEO Employment Agreement, unless annually extended again by mutual agreement of the parties not later than September 30, 2019.
All other terms of the CEO Employment Agreement that were in effect prior to the Board’s approval of the extension remain in effect.

The foregoing summary of the material terms of the amendment to the CEO Employment Agreement is qualified by reference to the full text of the August 15, 2018 amendment which is included as Exhibit 10.1 hereto and incorporated by reference herein and to the terms of the CEO Employment Agreement.
Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on August 15, 2018. The Company previously filed with the Securities and Exchange Commission a Proxy Statement, which describes in detail each of the three proposals submitted to stockholders at the Annual Meeting. No item other than the three items addressed below and described in the Proxy Statement was submitted at the Annual Meeting for stockholder action.

The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Proxy Statement, are as follows:

1.	Proposal to elect the Board’s ten nominees to the DXC board of directors:

DIRECTORS	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Mukesh Aghi	218,373,680	2,219,242	495,585	25,472,579
Amy E. Alving	213,638,521	6,969,345	480,641	25,472,579
David L. Herzog	210,468,069	10,175,345	445,093	25,472,579
Sachin Lawande	218,768,080	1,823,439	496,988	25,472,579
J. Michael Lawrie	212,084,370	7,115,722	1,888,415	25,472,579
Mary L. Krakauer	219,364,311	1,313,221	410,975	25,472,579
Julio A. Portalatin	219,349,995	1,278,038	460,474	25,472,579
Peter Rutland	220,006,881	616,634	464,992	25,472,579
Manoj P. Singh	216,806,910	3,845,734	435,863	25,472,579
Robert F. Woods	220,030,047	620,614	437,846	25,472,579

Each of the nominees for director were elected to serve a one-year term, having received “FOR” votes from a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2019:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
237,103,965	9,041,016	416,105	—

The proposal was approved, having received “FOR” votes from a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

3. Proposal to approve, on an advisory basis, the executive compensation of DXC’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
194,756,547	19,275,569	7,056,391	25,472,579

The proposal was approved, having received “FOR” votes from a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Item 8.01 Other Events.

On August 15, 2018, the Company issued a press release announcing the results of the voting at the Annual Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits is filed herewith.

Exhibit No.	Description of Exhibit
10.1	Amendment to the CEO Employment Agreement dated August 15, 2018, between J. Michael Lawrie and the Company.
99.1	Press Release dated August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	August 20, 2018	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer